Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Announces a 6.3% Increase in the 2021 Fourth Quarter

Cash Dividend Payment and Declares a $0.04 Special Cash Dividend Payment

MIDDLEFIELD, OHIO, November 9, 2021 ♦♦♦♦ Middlefield Banc Corp. (NASDAQ: MBCN) today announced that as a result of the Company’s strong 2021 financial results and performance, the Company’s Board of Directors has approved several actions to return additional capital to Middlefield’s shareholders.

Middlefield’s Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on December 15, 2021, to shareholders of record on December 3, 2021. The 2021 fourth quarter dividend payment represents a 6.3% increase over the 2021 third quarter cash dividend payment and is a 13.3% increase over the 2020 fourth quarter payment. In addition, the Board declared a special one-time cash dividend of $0.04 per common share that will also be payable on December 15, 2021, to shareholders of record on December 3, 2021.

“For 120 years we have focused on generating strong financial and operating performance, while giving back to our shareholders—many of whom are members of our communities. With less than two months remaining in 2021, I am proud of our performance this year and the record amount of capital we have returned to shareholders through our growing dividend policy and share repurchase program,” stated Thomas G. Caldwell, President and Chief Executive Officer.

“The 13.3% year-over-year increase in our quarterly cash dividend payment, and the $0.04 special dividend payment are the latest measures we have taken to return capital to shareholders. As of September 30, 2021, we have repurchased 346,103 shares of our common stock at an average price of $23.47 per share and represents an average price of 109.7% to our third quarter tangible book value. In addition, the increase in our fourth quarter dividend payment is the second increase in our quarterly dividend payment this year, and the fifth increase in the past five years. Today’s actions reflect our strong performance and our long-standing history of creating value for our shareholders,” concluded Mr. Caldwell.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.37 billion at September 30, 2021. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.